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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-49949, 333-65210 and 333-73460 on Form S-3 and Registration Statement Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-45024,
333-52255, 333-56560, 333-71075, 333-73750, 333-75569, 333-78703, 333-78705,
333-82597, 333-84597, 333-85475, 333-90299, 333-92487, 333-101636, 333-107267,
333-125867, 333-125869 and 333-130925 on Form S-8 of our reports dated March
15, 2006, relating to the financial statements of RSA Security Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of RSA Security Inc. and subsidiaries for the year ended December 31, 2005.

/s/Deloitte & Touche LLP

Boston, Massachusetts
March 15, 2006